Exhibit (23.1)


                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this amendment to the registration statement of our report dated January 29, 1999 included in the Wisconsin Power and Light Company Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.



                                         ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
February 25, 2000